PLEDGE AGREEMENT


    This Pledge Agreement (this "Agreement") is executed and delivered this 12th day of September, 1996, by FLORIDA GAMING CORPORATION, a Florida corporation ("the "Pledgor"), to and with BANK OF OKLAHOMA, NATIONAL ASSOCIATION (the "Secured Party").

RECITALS:

    A. Pledgor is indebted to Secured Party in the aggregate sum of $6,000,000 as evidenced by that certain Negotiable Promissory Installment Note executed by Pledgor under even date herewith, due September 12, 1998 (called the Secured Note and referred to in this Pledge Agreement as the "Note") .

    B.   Pursuant to that certain Loan Sale Agreement dated July
3, 1996 as amended by that certain Amendment of Loan Sale Agreement dated under even date herewith (the "Loan Sale Agreement"), Pledgor agreed to execute and deliver this Agreement to pledge the Collateral (referred to in the Loan Sale Agreement and in this Agreement as the WJA Collateral) to Secured Party as security for the Note.

    NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                I.
                   Security Interest and Pledge

1.1 Security Interest and Pledge. Subject to the terms of this Agreement, Pledgor hereby pledges and grants to Secured Party a first priority security interest and lien in the WJA Notes and the WJA Collateral as such terms are defined in the Loan Sale Agreement (such property being hereinafter sometimes called the "Collateral"). Collateral as used herein includes all proceeds of Collateral.

1.2 Obligations. The Collateral shall secure the obligations, liabilities and indebtedness of Pledgor to Secured Party pursuant to the Note and this Agreement.

1.3 Perfection of Security Interest. Secured Party shall perfect the security interest hereby granted by keeping possession of the WJA Notes, the WJA Collateral, and the Assignments (as such terms are defined in the Loan Sale Agreement).



                               II.
                  Representations and Warranties

    Pledgor represents and warrants to Secured Party that:

2.1 Title. Pledgor owns, and with respect to Collateral acquired after the date hereof, Pledgor will own, legally and beneficially, the collateral free and clear of any lien, security interest, pledge, claim or other encumbrance or any right or option on the part of any third person to purchase or otherwise acquire the Collateral or any part thereof, except for the security interest granted hereunder.

2.2 Authority. Pledgor has the authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement by Pledgor do not and will not conflict with, result in a breach of, or constitute a default under the provisions of any indenture, mortgage, deed of trust, security agreement, or other instrument or agreement or any judgment, decree, order, law, statute, or other governmental rule or regulation applicable to Pledgor or any of its property.


                               III.
                Affirmative and Negative Covenants

    Pledgor covenants and agrees with Secured Party that until the Note is paid in full:

3.1 Encumbrances. Pledgor shall not create, permit or suffer to exist, and shall defend the Collateral against, any lien, security interest or other encumbrance on the Collateral arising by, through, or under Pledgor except the pledge and security interest of Secured Party hereunder, and shall defend Pledgor's rights in the Collateral and Secured Party's security interest in the Collateral against the claims of all persons and entities arising by, through, or under Pledgor.

3.2 Sale of Collateral. Pledgor shall not sell, assign or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party; provided, however:

    (a) Pledgor may take all such actions as it deems reasonably necessary or appropriate to foreclose the WJA Collateral; and,

    (b) Pledgor may by foreclosure or in an agreed transaction substitute a first mortgage lien on what is commonly referred to as the Ft. Pierce fronton for (i) 200,000 shares of FGC Common
         Stock and (ii) the FGC $1,000,000 note owed to WJA Realty, currently held by BOK as part of the WJA Collateral, subject to approval of the documentation by counsel to BOK (which shall not be unreasonably withheld or delayed).

3.3 Proceeds of Collateral. All proceeds of Collateral shall be received, held, and paid in accordance with the following provisions:

    (a) So long as the Note is not in default, all cash payments received by the Pledgor or Secured
         Party in respect of the WJA Notes shall be for the account of Pledgor. If such a cash payment is received by the Secured Party while the Note is not in default, the Secured Party shall forthwith pay such cash payment over to the Pledgor.

    (b) So long as the Note is in default, all cash payments received by the Pledgor or the Secured
         Party shall be for the account of the Secured
         Party and applied by the Secured Party to payment of the Note (whether such payment is less than or more than the amount necessary to cure the default). If such a cash payment is received by the Pledgor while the Note is in default, Pledgor agrees to accept the same as Secured Party's agent and to hold the same in trust for Secured Party, and to forthwith pay the entire amount of such cash payment over to Secured Party to be applied by Secured Party against the Note (whether such payment is less than or more than the amount necessary to cure the default).

    (c) If Pledgor shall receive any payment of money or property in respect of the sale of any or all of the WJA Collateral to any person or entity unaffiliated with Pledgor (whether by foreclosure or otherwise), Pledgor shall accept such proceeds as Secured Party's agent and hold the same in trust for Secured Party to the extent of the Secured Party's interest therein, and deliver the same forthwith to Secured Party in the exact form received with the appropriate endorsement or assignment of Pledgor, or to execute such further instruments agreements, filings, notices as may be required in the opinion of counsel to Secured Party to evidence such transfer to Secured Party and Secured Party shall apply such money and property to payment of the Note.

    (d) If Pledgor or an affiliate of Pledgor shall acquire ownership of the Collateral (whether by foreclosure or otherwise), Pledgor shall, or shall cause such affiliate to, hold the same in trust for Secured Party, and deliver the same forthwith to Secured Party in the exact form received with the appropriate endorsement or assignment of Pledgor, or execute such further instruments agreements, filings, notices as may be required in the opinion of counsel to Secured
         Party to evidence the continuation of Secured
         Party's security interest and lien in such money and property, and Secured Party shall hold such money and property as Collateral for the Note, subject to the terms hereof.

    (e) All sums of money and property paid and received in respect of the Collateral that are received by Pledgor shall, until paid or delivered to Secured Party in accordance with the foregoing provisions of this paragraph, be held by Pledgor in trust as additional security for the Note.


                               IV.
               Rights of Secured Party and Pledgor

4.1 Right to Realize Value of WJA Collateral. So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all rights of the Secured Party in and to, or relating or pertaining to, the WJA Notes and the WJA Collateral or any part thereof. Secured Party shall execute and deliver to Pledgor such further instruments, agreements, filings, and notices as may be reasonably required in the opinion of counsel to Secured Party to enable Pledgor to realize the value of the WJA Collateral. The foregoing to the contrary notwithstanding the Pledgor shall take no action which may adversely affect the first priority security interest or lien of the Secured Party in the Collateral and Secured Party shall not be obligated to deliver any such further instruments, agreements, filings, or notices if, in the opinion of counsel to Secured Party, the security interest or lien of Secured Party may be adversely affected thereby.

4.2 Secured Party's Duty of Care. Other than the exercise of reasonable care in the physical custody of the Collateral while held by Secured Party hereunder, Secured Party shall have no responsibility for or obligation or duty with respect to all or any part of the Collateral or any matter or proceeding arising out of or relating thereto.

                                V.
                             Default

5.1 Events of Default. Each of the following shall be deemed an "Event of Default":

    (a) Any failure to make payment when due (including any grace period provided in the Note) of any amount due under the Note.

    (b) Any representation or warranty made by Pledgor in this Agreement is false in any material respect on the date when made or deemed to have been made.

    (c) Pledgor shall fail to perform, observe or comply with any covenant, agreement or term contained in this Agreement for a period of fifteen (15) days after Pledgor's receipt of written notice from Secured Party of non-performance.

    (d) Pledgor shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official for it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing.

    (e) An involuntary proceeding shall be commenced against Pledgor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

5.2 Rights and Remedies Of Secured Party. Upon the occurrence and continuance of an Event of Default, Secured Party shall have the following rights and remedies to the extent consistent with applicable law:

    (a) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument (or agreement securing, evidencing, or relating to the Note), Secured
         Party shall have all of the rights and remedies of a secured party then existing or existing as of the date hereof under the Uniform Commercial
         Code as adopted by the State of Oklahoma.
         Without limiting the generality of the
         foregoing, Secured Party may:

         (i)      Sell or otherwise dispose of the
                  Collateral, or any part thereof,
                  in one or more parcels at public
                  or private sale or sales, at
                  Secured Party's offices or
                  elsewhere, for cash, on credit or
                  for future delivery, and/or

         (ii)     Bid and become a purchaser at any
                  sale free of any right or equity
                  of redemption in Pledgor, which
                  right or equity is hereby
                  expressly waived and released by
                  Pledgor.

         Pledgor agrees that Secured Party shall not be obligated to give more than ten (10) days' written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Pledgor shall be liable for all reasonable attorneys' fees and other expenses incurred by Secured Party in connection with the enforcement of Secured Party's rights under this Agreement. Pledgor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Notes. Pledgor hereby waives all rights of marshalling in respect of the Collateral.

    (b) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

    (c) Secured Party shall he entitled to receive all cash payments in respect of the WJA Notes.

    (d) Secured Party shall have the right, but shall not be obligated to, exercise or cause to be exercised all rights and powers of the holder of the WJA Notes and of the secured party in respect of the WJA Collateral, and Pledgor shall deliver to Secured Party, if requested by Secured Party, such instruments, agreements, filings, and notices as may be reasonably required in the opinion of counsel to Secured
         Party to enable Secured Party to realize the value of the WJA Notes and the WJA Collateral.

    (e) Pledgor hereby acknowledges and confirms that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obligated to agree, among other things, to acquire any shares of the Collateral for their own respective accounts for investment and not with a view to distribution or resale thereof. Pledgor further acknowledges and confirms that any such private sale may result in prices or other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall be under no obligation to take any steps in order to permit the Collateral to be sold at a public sale. Secured
         Party shall be under no obligation to delay a sale of any of the Collateral for any period of time necessary to permit any issuer thereof to register such Collateral for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws.

    (f) On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the view of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable governmental authority.

5.3 Rights of Pledgor. The Pledgor shall have all of the rights of a debtor arising under the Uniform Commercial Code as in effect in the State of Oklahoma as of the date hereof.

                                VI.
                          Miscellaneous

6.1 Miscellaneous Provisions. The Miscellaneous Provisions of the Loan Sale Agreement are hereby by this reference incorporated herein and made a part hereof.

IN WITNESS WHEREOF, the Pledgor has duly executed this Agreement as of the date first above written.

                                    "Pledgor"

                              FLORIDA GAMING CORPORATION


                              By /s/ W. B. Collett,
                                 Chairman & C.E.O.
                                    "Secured Party"

                              BANK OF OKLAHOMA,
                                  NATIONAL ASSOCIATION

                              By /s/ Paul D. Mesmer
                                 Senior Vice President